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                                EXHIBIT 10.23


TRAVELERS Insurance
  A Member of Travelers Group





                                         August 29, 1995


Mr. Lewis E. Christman, Jr.
President & CEO
Family Steak Houses of Florida, Inc.
2113 Florida Blvd.
Neptune Beach, FL 32266

Dear Mr. Christman:

        This letter is intended to give you formal notice that The Travelers Insurance Company, The Travelers Indemnity Company, and The Phoenix Insurance Company ("The Travelers Companies") have on August 14, 1995, sold all of their holdings in 9% Notes ($11,672,770) and all Warrants (for 1,750,000 common shares of RYFL) to Cerberus Partners, L. P.

        As we closed with accrued interest paid to The Travelers Companies for the stub period August 1-13, I have suggested to Ed Alexander that you direct the entire September 1 interest payment directly to Cerberus Partners, L.P.

        The person at Cerberus most familiar with Family Steak is Joyce Johnson, who can be reached at 212-421-6300; an alternate is Steven Feinberg at 212-421-2600.

        I hope you and your company prosper and the relations with Cerberus are all good ones.


                                         Sincerely,



                                        /s/ A. William Carnduff
                                        ------------------------
                                        A. William Carnduff
                                        2nd Vice President
                                        The Travelers Companies